PROXY TABULATOR

P.O. BOX 9112

FARMINGDALE, NY 11735

TOVOTE,MARK BLOCKS BELOW INBLUE OR BLACK INK AS FOLLOWS:

THREE EASY WAYS TO VOTE YOUR PROXY

To vote by Internet

1)Read the Proxy Statement and have the proxy card below at hand.

2)Go to website www.proxyvote.com

3)Follow the instructions provided on the website.

To vote by Telephone

1)Read the Proxy Statement and have the proxy card below at hand.

2)Call 1-800-690-6903

3)Follow the instructions.

To votebyMail

1)Read the Proxy Statement.

2)Check the appropriate box on the proxy card below.

3)Sign and date the proxy card.

4) Return the proxy card in the envelope provided.

If you vote by Telephone or Internet, you do not need to mail your proxy.

KEEP THIS PORTION FOR YOUR RECORDS

DETACHANDRETURNTHISPORTIONONLY

USAA FIRST START GROWTH FUND

Approve a Plan of Reorganization and Termination that provides for the reorganization of the First Start Growth Fund into the USAA Cornerstone Moderately Aggressive Fund.

Will Attend

If you plan to attend the meeting, please check here

and we will send you a ticket by return mail to expedite [ ] your registration for, and admittance to, the meeting.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [JointOwners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting: The Notice and Proxy Statement, Shareholder Letter, and Q&A are available at www.proxyvote.com.

USAA MUTUAL FUNDS TRUST

MAY 15, 2018, SHAREHOLDER MEETING PROXY CARD

The undersigned authorizes James De Vries and Kristen Millan, and each of them as the Proxy Committee, with right of substitution, to vote on my behalf as directed on the reverse, in the USAA Mutual Funds Trust May 15, 2018, Shareholder Meeting, or any continuation following an adjournment thereof. I also instruct the Proxy Committee to vote any other matters that arise in the meeting, or any continuation following an adjournment thereof, in accordance with their best judgment.

You are encouraged to specify your choices by marking the appropriate box, but you need not mark any box if you wish to vote in accordance with the Board of Trustees' recommendations; just sign, date and return this proxy in the enclosed envelope.

Please sign and date the proxy card on the reverse side. Unsigned cards will not be counted.